UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

Omnicare, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-8269	31-1001351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard, Suite 1600, Covington, Kentucky 41011

(Address of principal executive offices) (Zip code)

859-392-3300

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	Subsequent to the filing of the Form 10-Q for the quarter ended September 30, 2005, the Company became aware of an error in the accumulation and presentation of pro forma information in connection with a merger disclosed in Note 4. As the error relates only to the disclosure of the Company’s pro forma financial data relating to an acquisition, the previously reported amounts in the Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Cash Flows, remain unchanged. The error affected only the pro forma data disclosed in Note 4 for the three months ended September 30, 2005 and 2004 and the nine months ended September 30, 2005 and 2004.

On November 22, 2005, the Company’s management concluded that the pro forma financial data contained in Note 4 of the Form 10-Q for the quarter ended September 30, 2005 could no longer be relied upon. The Company will promptly file an amendment to its Form 10-Q for the quarter ended September 30, 2005.

On November 22, 2005, the Company’s management discussed with the members of the Audit Committee of the Board of Directors and the Company’s independent registered public accounting firm the matters disclosed in the filing pursuant to Item 4.02(a).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

Dated: November 23, 2005	By:	/s/ David W. Froesel, Jr.
David W. Froesel, Jr.
Senior Vice President and Chief Financial Officer

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